EXHIBIT 4.1
                                 FIFTH AMENDMENT


                     FIFTH AMENDMENT (this "Amendment"), dated as of June 25, 2002, among NEXTMEDIA GROUP, INC., a Delaware corporation ("Holdings"), NEXTMEDIA OPERATING, INC., a Delaware corporation (the "Borrower"), the lenders from time to time party to the Credit Agreement referred to below (the "Lenders"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (f/k/a Bankers Trust Company), as administrative agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H:
                              - - - - - - - - - -


                     WHEREAS, Holdings, the Borrower, the Administrative Agent and the Lenders are parties to a Credit Agreement, dated as of July 31, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the "Credit Agreement"); and

                     WHEREAS, the parties to the Credit Agreement wish to amend the Credit Agreement as herein provided.

                     NOW, THEREFORE, it is agreed:

                     1. The final paragraph in Section 9.09(b) of the Credit Agreement is hereby amended by deleting the text "July 1, 2002" each place such text appears therein and inserting the text "January 1, 2003" in lieu thereof in each such place.

                     2. Each of Holdings and the Borrower hereby represents and warrants that, both before and after giving effect to this Amendment, (x) no Default or Event of Default exists on the Fifth Amendment Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects on the Fifth Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

                     3. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                     4. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.


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                     5. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                     6. This Amendment shall become effective as of the date first set forth above (the "Fifth Amendment Effective Date") when each of Holdings, the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and, in each case, shall have delivered (including by way of telecopier) the same to the Administrative Agent at the Notice Office.


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                     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                            NEXTMEDIA GROUP, INC.

                            By /s/ Sean Stover
                               ------------------------------------------------
                               Name: Sean R. Stover
                               Title: Senior Vice President and
                                      Chief Financial Officer



                            NEXTMEDIA OPERATING, INC.

                            By /s/ Sean Stover
                               ------------------------------------------------
                                Name: Sean R. Stover
                                Title: Senior Vice President and
                                       Chief Financial Officer



                            DEUTSCHE BANK TRUST COMPANY AMERICAS

                            By /s/ Gregory Shefrin
                               ------------------------------------------------
                                Name: Gregory Shefrin
                                Title: Director



                            LEHMAN COMMERCIAL PAPER INC.

                            By /s/ G. Andrew Keith
                               ------------------------------------------------
                               Name: G. Andrew Keith
                               Title: Authorized Signatory



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                            CREDIT SUISSE FIRST BOSTON

                            By /s/ Paul J. Corona; /s/ Mark E. Gleason
                               ------------------------------------------------
                               Name: Paul J. Corona; Mark E. Gleason
                               Title: Director; Director



                            CITICORP USA, INC.

                            By
                               ------------------------------------------------
                               Name:
                               Title:



                            UNION BANK OF CALIFORNIA, N.A.

                            By
                               ------------------------------------------------
                               Name:
                               Title:












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